                                    Filed Pursuant to Rules 424(b)(3) and 424(c)
                                                      Registration No. 333-60434

                                 $1,005,000,000
                             LOWE'S COMPANIES, INC.
                     Liquid Yield Option(TM) Notes due 2021
                             (Zero Coupon - Senior)

                              ---------------------

                 FIRST PROSPECTUS SUPPLEMENT DATED JULY 17, 2002
                                       TO
                          PROSPECTUS DATED MAY 29, 2002

                              ---------------------


         This Prospectus Supplement amends the table of Selling Securityholders appearing on pages 34-36 of the Prospectus dated May 29, 2002, (i) to list additional selling securityholders and (ii) to update the positions of previously disclosed selling securityholders, based on completed investor questionnaires and trade execution orders submitted to Lowe's on or before July 16, 2002.

                             SELLING SECURITYHOLDERS

         The LYONs were originally issued by us and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by Merrill Lynch to be "qualified institutional buyers" (as defined by Rule 144A under the Securities Act). The selling securityholders (which term includes their transferees, pledgees, donees or successors) may from time to time offer and sell pursuant to this Prospectus any and all of the LYONs and the shares of common stock issuable upon conversion and/or redemption of the LYONs.

         Set forth below are the names of each selling securityholder, the principal amount of LYONs that may be offered by such selling securityholder pursuant to this Prospectus, and the number of shares of common stock into which such LYONs are convertible. Unless set forth below, none of the selling securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

         The following table sets forth certain information received by us on or prior to July 16, 2002. However, any or all of the LYONs or common stock listed below may be offered for sale pursuant to this Prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of LYONs or common stock that will be held by the selling securityholders upon consummation of any such sales.

--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Name                                             Aggregate       Percentage of   Common Stock Owned    Common Stock
                                                 Principal           LYONs       Prior to Conversion    Registered
                                              Amount of LYONs     Outstanding                             Hereby
                                                at Maturity
                                              that May be Sold
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Allstate Insurance Company                             500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Allstate Life Insurance Company                      4,405,000            0.44%                    0           72,453
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Arpeggio Fund LP                                     4,500,000            0.45%                    0           74,016
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Associated Electric & Gas Insurance                  1,100,000            0.11%                    0           18,092
Services Limited
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
CA State Automobile Assn. Inte-Insurance             1,000,000            0.10%                    0           16,448
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
California Public Employees' Retirement              2,000,000            0.20%            3,114,560           32,896
System
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Cater Allen International Limited                   11,500,000            1.14%                    0          189,152
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
CIBC World Markets                                   7,000,000            0.70%                    0          115,136
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
CitiSam Fund-Ltd.                                   11,500,000            1.14%                    0          189,152
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Commonwealth Professional Assurance                    540,000            0.05%                    0            8,881
Company, c/o Income Research &
Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Conseco Annuity Assurance Company                    2,500,000            0.25%                    0           41,120
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Conseco Fund Group - Conseco                           250,000            0.02%                    0            4,112
Convertible Securities Fund
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Credit Industriel D'Alsace et De Lorraine            9,400,000            0.94%                    0          154,611
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Credit Suisse First Boston Corporation                 200,000            0.02%                    0            3,289
(amount change)
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Deutsche Bank AG- London                            16,000,000            1.59%                    0          263,168
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Deutsche Bank Securities Inc.                          250,000            0.02%                    0            4,112
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
EQAT/Alliance Growth Investors                       1,565,000            0.16%                    0           25,741
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Equitable Life Assurance Separate Account               90,000            0.01%                    0            1,480
-- Balanced
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Equitable Life Assurance Separate Account                1,000            0.00%                    0               16
-- Convertibles
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Excellus Health Plan; Formerly Blue                    500,000            0.05%                    0            8,224
Cross/Blue Shield of Rochester,
c/o Income Research and Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Federated Equity Funds                              17,000,000            1.69%                    0          279,616
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
GLG Market Neutral Fund                             16,000,000            1.59%                    0          263,168
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
IMF Convertible Fund                                 2,000,000            0.20%                    0           32,896
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Investcorp Sam Fund Limited                         10,800,000            1.07%                    0          177,638
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
KBC Financial Products USA                             500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Lehman Brothers Inc.                                   350,000            0.03%                    0            5,756
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Liberty View Fund LLC                                  500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Liberty View Funds L.P.                              4,500,000            0.45%                    0           74,016
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Lutheran Brotherhood                                 1,500,000            0.15%               14,160           24,672
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Lydian Overseas Partners Master Fund                22,025,000            2.19%                    0          362,267
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
McMahan Securities Co. L.P.                          1,150,000            0.11%                    0           18,915
--------------------------------------------- ----------------- ---------------- -------------------- ----------------

--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Name                                             Aggregate       Percentage of   Common Stock Owned    Common Stock
                                                 Principal           LYONs       Prior to Conversion    Registered
                                              Amount of LYONs     Outstanding                             Hereby
                                                at Maturity
                                              that May be Sold
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Med America Insurance,                               1,850,000            0.18%                    0           30,428
c/o Income Research and Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Med American New York Insurance,                     1,315,000            0.13%                    0           21,629
c/o Income Research and Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Morgan Stanley Int'l Limited                        15,000,000            1.49%                    0          246,720
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Northern Income Equity Fund                          4,000,000            0.40%                    0           65,792
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Oppenheimer Convertible Securities Fund              8,000,000            0.80%                    0          131,584
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Physicians Life                                        314,000            0.03%                    0            5,164
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
PIMCO Convertible Fund                               1,000,000            0.10%                    0           16,448
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Principal Investors Fund, Inc. on                      150,000            0.01%                    0            2,467
behalf of its Partners Large Cap Blend Fund
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Principal Investors Fund, Inc. on                      160,000            0.02%                    0            2,631
behalf of its Principal Partners Large
Cap Blend Fund, Inc.
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Rhapsody Fund, LP                                   20,000,000            1.99%                    0          328,960
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Royal Bank of Canada                                 6,300,000            0.63%              188,711          103,622
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Salomon Brothers Asset Management, Inc.                550,000            0.05%                    0            9,046
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
S.G. Cowen Securities Corp.                          5,000,000            0.50%                    0           82,240
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Southern Farm Bureau Life Insurance                    870,000            0.09%                    0           14,309
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Starvest Managed Portfolio                              30,000            0.00%                    0              493
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
State of Florida, Division of Treasury               2,255,000            0.22%                    0           37,090
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
State of Florida, Office of the Treasurer            3,500,000            0.35%                    0           57,568
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
State of Mississippi Health Care Trust Fund            905,000            0.09%                    0           14,885
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
The Northwest Convertible Arbitrage Fund            27,500,000            2.74%                    0
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Tokai Asia Limited                                  34,000,000            3.38%                    0          559,232
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Triborough Partners QP, LLC                          2,000,000            0.20%                    0           32,896
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Tufts Associated Health Plans,                         650,000            0.06%                    0           10,691
c/o Income Research & Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
UBS Warburg L.L.C.                                   6,319,000            0.63%                    0          103,934
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
University of Massachusetts,                           130,000            0.01%                    0            2,138
c/o Income Research & Management
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Vanguard Convertible Securities Fund, Inc.             495,000            0.05%                    0            8,141
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Victory Capital Management as Agent for the             85,000            0.01%                    0            1,398
Charitable Income Fund
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Victory Capital Management as Agent for the            130,000            0.01%                    0            2,138
Key Trust Fixed Income Fund
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Registered Shares Not Sold                         293,634,000           29.22%                             4,829,692
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Total Registered Shares Sold                       707,897,000           70.44%                            11,643,489
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
All Other Beneficial Holders                         3,469,000            0.34%                                57,058
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Total                                            1,005,000,000          100.00%                            16,530,240
--------------------------------------------- ----------------- ---------------- -------------------- ----------------